                                                                   EXHIBIT 10.63


                           CONVERTIBLE PROMISSORY NOTE

$12,925,976.48                                            As of January 1, 1996


             FOR VALUE RECEIVED, the undersigned, CORNERSTONE PROPERTIES INC., a Nevada corporation (together with its successors and assigns, hereafter referred to as "CORNERSTONE" or "BORROWER"), promises to pay to the order of HINES COLORADO LIMITED, a Colorado limited partnership (hereafter referred to as "PAYEE"; Payee and/or any subsequent holder(s) hereof, hereafter referred to as "HOLDER"), at Payee's address or at such other place as Holder shall designate from time to time in writing, the principal sum of TWELVE MILLION NINE HUNDRED TWENTY-FIVE THOUSAND NINE HUNDRED SEVENTY-SIX DOLLARS AND FORTY-EIGHT CENTS ($12,925,976.48) (which amount is hereinafter defined as the "PRINCIPAL SUM"), together with interest thereon at the rates hereinafter set forth, on the principal balance of this Note outstanding from time to time, together with all other fees and charges hereinafter provided for, in same day funds and lawful money of the United States of America that shall at the time of payment be legal tender for the payment of all debts and dues, public and private.

             SECTION 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in this Note, as used herein the following terms shall have the indicated definitions unless otherwise specifically defined herein:

             "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

             "APPLICABLE RATE" shall mean, with respect to each applicable Interest Period, an annual interest rate equal to the lesser of (a) eight and eleven one-hundredths percent (8.11%) and (b) the LIBOR Determined Rate.

             "BASIS POINT" shall mean one one-hundredth (1/100th) of one percentage point of interest.

             "BORROWER" shall include the maker(s) of this Note and all person(s) or entity(ies) now or hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, each of whom shall be jointly and severally liable for all of the obligations of the maker(s) hereunder.

             "CLOSING PRICE" shall mean, on any day, the reported last sales price on such day or, if such day is not a Trading Date, on the immediately preceding Trading Date, or, in case no such sale takes place on the applicable of such days, the average of the last reported closing bid and asked prices, in each case on the Frankfurt Stock Exchange, or, if different, on the principal securities exchange or Nasdaq National Market System on which Purchaser's

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Common Stock is then listed or admitted to trading, or, if not listed or admitted to trading on any securities exchange or Nasdaq National Market System, the average of the last closing bid and asked prices as furnished by any broker/dealer selected in good faith from time to time by the Board of Directors or the Administrative committee of the Board of Directors of Cornerstone for that purpose.

             "CONVERSION DATE" shall have the meaning ascribed to such term in
Section 5(c) hereof.

             "CONVERSION PRICE" shall mean $14.30, as appropriately adjusted for any stock split or other subdivision or consolidation of outstanding shares of Purchaser's Common Stock, any declaration of a dividend or distribution payable in shares of Purchaser's Common Stock, any capital reorganization or reclassification or other transaction involving an increase, reduction or change in the number of outstanding shares of Purchaser's Common Stock, or any consolidation or merger of Borrower with another corporation or entity or the adoption by Borrower of a plan of exchange affecting Purchaser's Common Stock or any distribution to holder of Purchaser's Common Stock of securities or property (other than (a) normal cash dividends and distributions and (b) stock dividends or distributions previously referred to in this definition).

             "INTEREST PERIOD" shall mean a period of time commencing on the date following the expiration of each immediately preceding Interest Period and ending on the date thirty (30) days following such commencement date; provided that (a) in the case of the first Interest Period, such period shall commence on the date hereof; and (b) if any Interest Period shall end on a day other than a LIBOR Day, such Interest Period shall be extended to the next succeeding day which is a LIBOR Day unless such succeeding day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Day.

             "LBC" shall mean Lincoln Building Corporation.

             "LIBO RATE" shall mean the rate of interest per annum (expressed as an annual rate rounded to the nearest one-hundredth of a Basis Point) equal to the London interbank offered rate for deposits in U.S. dollars for a period equal to the applicable Interest Period as of 1:00 p.m. local London time, three LIBOR Days before the first day of such Interest Period. The applicable LIBO Rate shall be determined by reference to the Telerate, Inc. display designated as page 3750 -- "British Bankers Association Interest Settlement Rates" (or such other page as may replace such page on the Telerate, Inc. service for the purpose of displaying London interbank offered rates); provided, however, that if Telerate, Inc. shall not publish or shall cease publication of such information, the applicable LIBO Rate shall be determined by reference to the highest rate shown on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and provided further that if Reuters Monitor Money Rates Service shall not publish or shall cease publication of such information, the applicable LIBO Rate shall be determined by reference to the rate at which deposits in U.S. dollars are offered by the principal office of Deutsche Bank AG in the London interbank market for the applicable Interest Period.
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             "LIBOR DAY" shall mean any day of the year on which dealings are carried on in the London interbank market and commercial banks are open for business in London, England.

             "LIBOR DETERMINED RATE" shall mean, with respect to any applicable Interest Period, a rate per annum equal to the LIBO Rate plus fifty (50) Basis Points.

             "MATURITY DATE" shall mean the fifth (5th) anniversary of the date hereof.

             "MATURITY DATE EFFECTIVE PRICE" shall mean the lesser of (i) the average of the Closing Price per share of Purchaser's Common Stock for the last five (5) consecutive Trading Dates immediately preceding the date on which Borrower delivers to Holder the notice described in Section 5(b) hereof, and, if the Closing Prices are not quoted in U.S. dollars, with each such Closing Price being converted to U.S. dollars using the average quoted currency to U.S. dollar exchange rate published in The Wall Street Journal over the same such five (5) consecutive Trading Dates and (ii) the Conversion Price.

             "PERSON" shall mean any individual, partnership, corporation, limited liability company, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

             "PRIME RATE" shall mean the rate of interest announced publicly in New York, New York, from time to time, by Citibank, N.A., or its successor from time to time, as its base lending rate.

             "PURCHASE AGREEMENT" shall mean that certain Agreement for Purchase and Sale of Partnership Interests in 1700 Lincoln Limited dated as of January __, 1996 between Hines Colorado Limited, as Seller, and Cornerstone, as Purchaser.

             "PURCHASER'S COMMON STOCK" shall have the meaning ascribed to such term in the Purchase Agreement.

             "RENT NOTE" shall mean that certain Amended and Restated Promissory Note, dated December 30, 1988, in the original principal amount of $10,000,000 made by Holder in favor of LBC, which note was subsequently (i) assigned by LBC to Borrower pursuant to that certain Assignment of Note and Liens, dated December 30, 1988, and (ii) modified pursuant to that certain Second Amended and Restated Promissory Note, dated as of the date hereof, made by Holder in favor of Borrower.

             "SHARE LIMIT" shall mean the maximum (i) number of shares of Purchaser's Common Stock or (ii) if greater, value of outstanding shares of Purchaser's Common Stock, each as permitted to be held by Holder pursuant to the Articles of Incorporation of Borrower, as in effect as of the date hereof; provided, however, that if from time to time, in order to preserve Borrower's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the Board of Directors of Borrower shall adopt a resolution or the shareholders of Borrower shall amend the Articles of Incorporation, which resolution or amendment reduces the aforesaid maximum number or value of outstanding shares permitted to be held by Holder, then, as used in this Note, Share Limit shall mean the maximum (x)
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number of shares of Purchaser's Common Stock or (y) if greater, value of outstanding shares of Purchaser's Common Stock, each as permitted to be held by Holder pursuant to such resolution or amendment, as applicable, as in effect on the Conversion Date or the Maturity Date, as applicable.

             "STOCK PLEDGE" shall mean a pledge by Holder to Borrower of the number of shares of Purchaser's Common Stock having a market value of no less than 125% of the amount of principal and interest owing under the Rent Note on the Conversion Date, in form and substance reasonably satisfactory to Borrower.

             "TRADING DATE" shall mean a date on which the Frankfurt Stock Exchange or other applicable securities exchange or market used for determining the Closing Price is open for the transaction of business.

             SECTION 2. INTEREST RATE. Subject to the terms and conditions hereof, this Note shall bear interest on the Principal Sum at a floating rate of interest from time to time equal to the Applicable Rate.

             SECTION 3. PAYMENT OF PRINCIPAL AND INTEREST. (a) From the date hereof up to and including the Maturity Date, interest on the Principal Sum at the Applicable Rate shall be due and payable in consecutive monthly installments, due on the first day of each and every calendar month, in arrears, commencing on the first day of the first calendar month following the date of this Note, and continuing on the first day of each month through the Maturity Date. Each such installment of interest shall be accompanied by a written statement prepared by Borrower setting forth in reasonable detail the calculation of such installment, including Borrower's determination of the Applicable Rate for the relevant Interest Period.

             (b) Borrower shall pay in full to Holder the Principal Sum and all accrued but unpaid interest thereon on the Maturity Date.

             SECTION 4. COMPUTATIONS. All computations of interest on a day to day basis shall be made by Holder on the basis of a year of 360 days and a month of 30 days for the actual number of days elapsed in the period for which such interest is payable.

             SECTION 5. PAYMENTS. (a) All payments made under this Note shall be applied, first, to fees and expenses due and payable by Borrower pursuant to this Note, second, in reduction of accrued and unpaid interest, and, third, any remaining amount in reduction of the Principal Sum. This Note may not be prepaid except in accordance with the provisions of Section 5(c) hereof.

             (b) Notwithstanding anything in the first paragraph of this Note to the contrary and subject to Sections 5(e) and 5(f) hereof, Borrower may elect (provided that Borrower has given Holder notice of such election in writing on a date which is not earlier than ninety (90) days' prior to the Maturity Date and not later than thirty (30) days' prior to said Maturity Date) to pay the Principal Sum on, but not prior to, the Maturity Date by issuing and delivering to Holder duly authorized, validly issued, fully paid and non-assessable shares of Purchaser's Common Stock. In the event Borrower makes such election, the number of shares of Purchaser's Common Stock issuable by Borrower to Holder on the Maturity Date
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shall equal (i) the Principal Sum divided by (ii) the Maturity Date Effective
Price, rounded down to the nearest whole share with Holder receiving cash for any fractional share resulting from such calculation. Borrower may not make the election provided in this Section 5(b) if this Note is converted pursuant to
Section 5(c) below.

             (c) At the option of Holder, this Note will be convertible, in whole but not in part, at any time after the first anniversary of the date hereof, into shares of Purchaser's Common Stock. In order to convert this Note pursuant to this Section 5(c), Holder shall give Borrower no fewer than thirty
(30) days' prior written notice of the date upon which such conversion shall occur ("CONVERSION DATE"). Subject to Section 5(f) hereof, the number of shares of Purchaser's Common Stock issuable on the Conversion Date shall equal (i) the Principal Sum, divided by (ii) the Conversion Price, rounded down to the nearest whole share with Holder receiving cash for any fractional share resulting from such calculation. In the event that any amounts remain outstanding under the Rent Note as of the Conversion Date, Holder shall execute and deliver to Borrower the Stock Pledge and shall deliver possession of the appropriate number of shares to Borrower in accordance with the Stock Pledge. Holder may not exercise its right to convert this Note pursuant to this Section 5(c) if Borrower elects to pay the principal sum in shares of Purchaser's Common Stock pursuant to Section 5(b) above.

             (d) On the Maturity Date (if Borrower delivers to Holder the notice described in Section 5(b) hereof) or the Conversion Date, as applicable, Borrower shall issue and deliver or cause to be issued and delivered to Holder, issued in the name of Holder or, if Holder shall request in writing, an Affiliate of Holder, one or more certificates for the number of full shares of Purchaser's Common Stock issuable on the Maturity Date or the Conversion Date pursuant to Section 5(b) or 5(c), as applicable. Such issuance of shares and the conversion of this Note shall be deemed effected as of the close of business on the Maturity Date or the Conversion Date, as applicable, and the Person in whose name any certificates for shares of Purchaser's Common Stock shall be issuable upon such issuance and conversion shall be deemed to have become the holder of record of the shares of Purchaser's Common Stock represented thereby on such date.

             (e) Borrower may elect to pay the Principal Sum by issuing and delivering shares of Purchaser's Common Stock to Holder pursuant to Section 5(b) only if the following conditions have been satisfied (and an officer of Borrower certifies as to the satisfaction of such conditions) or waived in writing by Holder; (i) the shares to be so issued to Holder in payment of Borrower's obligations hereunder have been listed, and are tradeable, on the Frankfurt Stock Exchange or on a national stock exchange or the Nasdaq National Market System in the United States; and (ii) the representations and warranties in Sections 3.02(a), 3.02(b), 3.02(c), 3.02(f) and 3.02(g) of the Purchase
Agreement are true and correct as of the date of such election and the date of issuance of such shares.

             (f) Notwithstanding anything herein to the contrary but subject to
Section 14 hereof, if the issuance of shares of Purchaser's Common Stock pursuant to Section 5(b) or 5(c), as applicable, would result in Holder becoming the owner of a number of shares of Purchaser's Common Stock exceeding the Share Limit, then on the Maturity Date (if Borrower delivers to Holder the notice described in Section 5(b) hereof) or the Conversion Date, as applicable, Borrower shall:
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                  (A) issue and deliver to Holder a number of duly authorized, validly issued, fully paid and nonassessable shares of Purchaser's Common Stock equal to (1) the number of shares otherwise required to be issued and delivered pursuant to Section 5(b) or 5(c), as applicable, minus (2) the number of shares that would, if so issued, exceed the Share Limit (such shares referred to in this clause (2), the "EXCESS SHARES");

                  (B) in the event of an issuance of shares pursuant to Section 5(b) hereof, pay to Holder an amount in lawful money of the United States of America equal to the product of (1) the Excess Shares, multiplied by (2) the average of the Closing Price per share of Purchaser's Common Stock for the last five (5) consecutive Trading Dates immediately preceding the date on which Borrower delivers to Holder the notice described in Section 5(b) hereof, and, if the Closing Prices are not quoted in U.S. dollars, with each such Closing Price being converted to U.S. dollars using the average quoted currency to U.S. dollars exchange rate published in The Wall Street Journal over the same such five (5) consecutive Trading Dates.

                  (C) in the event of an issuance of shares pursuant to Section 5(c) hereof, pay to Holder an amount in lawful money of the United Stated of America equal to the product of (1) the Excess Shares, multiplied by (2) the average of the Closing Price per share of Purchaser's Common Stock for the last five (5) consecutive Trading Dates immediately preceding the date on which Holder delivers to Borrower the notice described in Section 5(c) hereof, and, if the Closing Prices are not quoted in U.S. dollars, with each such Closing Price being converted to U.S. dollars using the average quoted currency to U.S. dollars exchange rate published in The Wall Street Journal over the same such five (5) consecutive Trading Dates.

             SECTION 6. INTEREST UPON DEFAULT. In the event that any payment of principal, interest or late charges under this Note is not paid when due, such failure shall constitute a default hereunder and the entire unpaid Principal Sum under this Note shall bear interest from the due date thereof for so long as such default remains uncured at the per annum rate which is two hundred (200) Basis Points above the Prime Rate.

             SECTION 7. RESERVATION OF SHARES OF PURCHASER'S COMMON STOCK. Borrower shall at all times keep reserved, free from preemptive rights, out of its authorized Purchaser's Common Stock, a number of shares of Purchaser's Common Stock sufficient to provide for the conversion of this Note. Borrower covenants that all shares of Purchaser's Common Stock issuable upon conversion of this Note, upon issuance in accordance with this Note, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, stock transfer and other similar taxes payable by Borrower and liens (except any liens created by Holder), and will not be subject to any restrictions on voting or transfer except for any restrictions on voting or transfer provided in Borrower's Articles of Incorporation or as otherwise provided by law. If issuance or delivery of any of the shares of Purchaser's Common Stock upon conversion of this Note requires registration with or consent of any securities exchange or market or any governmental authority, then, unless caused by reason of the failure of any of Holder's representations and warranties in the Purchase Agreement to be true and correct as of the Conversion Date or Maturity Date, as applicable, Borrower shall, in good faith and as expeditiously as possible, endeavor to secure such registration or consent, as the case may be; provided, however, that nothing in this Section 7 shall be deemed to affect in
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any way the obligations of Borrower to issue shares of Purchaser's Common Stock upon conversion of this Note as provided in Section 5. Without limiting the generality of the foregoing, Borrower shall take such action as may be necessary or appropriate to list the shares of Purchaser's Common Stock issuable pursuant to this Note with the Frankfurt Stock Exchange, or, if different, on the principal securities exchange or Nasdaq National Market System on which Purchaser's Common Stock is listed or admitted to trading on the date of issuance.

             SECTION 8. MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. If, at any time before the payment in full and discharge of this Note, Borrower shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation in such consolidation or merger, (ii) permit any other Person to consolidate or merge into Borrower and Borrower shall be the continuing or surviving corporation but, in connection with such consolidation or merger, Purchaser's Common Stock shall be changed into or converted into stock, other securities or assets of any other Person, (iii) transfer all or substantially all of its assets to any other Person or (iv) effect a capital reorganization or reclassification of Purchaser's Common Stock, Borrower or such successor, as the case may be, shall covenant in the constituent documents effecting any of the foregoing transactions that Holder thereafter shall have the right to obtain upon the exercise of its conversion rights pursuant to this Note, in lieu of each share of Purchaser's Common Stock theretofore issuable upon exercise of such conversion rights, the kind and amount of stock, other securities or assets that it would have owned immediately after such consolidation, merger, transfer, reorganization or reclassification if it had converted this Note immediately before the effective date of such transaction. The provisions of this Section 8 shall similarly apply to successive consolidations, mergers, transfers or reclassifications.

             SECTION 9. ATTORNEYS' FEES. If this Note is placed in the hands of an attorney for collection or is collected through any legal or administrative proceeding, including, without limitation, bankruptcy or insolvency proceedings, following a default hereunder by Borrower, Borrower promises to pay, to the extent permitted by law, reasonable attorneys' fees, including fees incurred for trial and appellate proceedings.

             SECTION 10. WAIVER. Borrower hereby waives presentment for payment, demand, protest, notice of nonpayment, demand, default, dishonor and protest.

             SECTION 11. FORBEARANCE. Holder shall not be deemed to have waived any of Holder's rights or remedies under this Note unless such waiver is express and in a writing signed by Holder, and no delay or omission by Holder in exercising, or failure by Holder on any one or more occasions to exercise, any of Holder's rights hereunder or at law or in equity, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by Holder of any portion or all of any sum payable hereunder whether before, on or after the due date of such payment, shall not be a waiver of Holder's right either to require prompt payment when due of all other sums payable hereunder. A waiver of any right on one occasion shall not be construed as a waiver of Holder's right to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Borrower, and no exercise of any right by Holder shall constitute or be deemed to constitute an election of remedies by Holder precluding the subsequent exercise by Holder of any or all of the rights, powers and remedies available to it hereunder or at law or in equity. Borrower expressly waives the benefit of any
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                                       8


statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to, or in conflict with, the foregoing. Borrower consents to any and all renewals and extensions in the time of payment hereof without in any way affecting the liability of Borrower or any person liable or to become liable with respect to any indebtedness evidenced hereby. No expansion of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Holder agrees otherwise in writing.

             SECTION 12. APPLICABLE LAW. This Note shall be governed by, enforced under and interpreted in accordance with the substantive laws of the State of New York without regard to the choice of law doctrine of such state.

             SECTION 13. JURISDICTION. At the option of Holder, an action may be brought to enforce this Note in the appropriate court in the County and State of New York, or in the United States District Court for the Southern District of New York. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in such courts and Borrower hereby consents to service of process in accordance with the applicable New York law.

             SECTION 14. LIMIT ON INTEREST. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit on interest presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then Holder may at its option (a) declare the entire indebtedness evidenced hereby, including interest, if any, and all other sums owing, immediately due and payable, (b) reduce the obligations to be fulfilled to such limit on interest or (c) apply the amount that would exceed such limit on interest to the reduction of the outstanding principal balance of this Note, and not to the payment of interest, with the same force and effect as though Borrower had specifically designated such sums to be so applied to principal and Holder had agreed to accept such extra payment(s) as a prepayment, so that in no event shall any exaction be possible under this Note that is in excess of the applicable limit on interest. It is the intention of Borrower and Holder not to create any obligation in excess of the amount allowable by applicable law. The provisions of this paragraph shall control every other provision of this Note.

             SECTION 15. TIME OF ESSENCE. TIME IS OF THE ESSENCE in complying with all of the terms, provisions and conditions of this Note.

             SECTION 16. REMEDIES UPON DEFAULT. All obligations of Borrower to Holder, direct or indirect, absolute or contingent, now existing or hereafter arising under this Note, shall, at the option of Holder, become immediately due and payable without further notice or demand, and Holder shall have and may exercise any or all of the rights and remedies provided herein in the event of any default in any (a) payment of the Principal Sum of this Note; (b) payment of interest on this Note, which default remains uncured for a period of five (5) days after receipt by Borrower of notice from Holder of such default; or (c) performance of any non-monetary obligation contained in this Note, which default is uncured for a period of thirty (30) days after receipt by Borrower of notice from Holder that such performance is due.

             SECTION 17. ILLEGALITY. If any position in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provision shall not affect the validity, legality or enforceability of any other provision hereof, which shall remain in full force and effect.

             SECTION 18. NOTICES. All notices to Borrower or Holder given hereunder shall be in writing and may be given or served by depositing the same in the United States mail, postage prepaid, registered or certified and addressed to the party to be notified, with return receipt requested; by overnight courier to such party; or by delivering the same in person to such party. If mailed as described above, notice shall be deemed received three days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when actually received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

                           If to Borrower:

                                    Cornerstone Properties Inc.
                                    31 West 52nd Street
                                    Suite 1600
                                    New York, New York  10019
                                    Attention:  President

                           with a copy to:

                                    Shearman & Sterling
                                    153 East 53rd Street
                                    New York, New York  10022
                                    Attention: Real Estate Notices
                                               02189-00006/Timothy G. Little

                           If to Holder:

                                    Hines Colorado Limited
                                    Hines Interests Limited Partnership
                                    Three First National Plaza
                                    Suite 440
                                    Chicago, Illinois  60602
                                    Attention:  Mr. David McGinnis

                           with a copy to:

                                    Baker & Botts, L.L.P.
                                    2001 Ross Avenue
                                    Dallas, Texas  75201
                                    Attention: James A. Taylor, Esq.

Either party may change its address for notices herein to any address within the United States by notice delivered as provided above at least 15 days prior to the effective date of such change. Each party may designate up to two additional parties in the United States to whom copies of notices shall be delivered hereunder, by notice delivered as provided above.

             SECTION 19. AMENDMENT. This Note may not be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

             SECTION 20. SEPARATE ACTIONS. Principal and interest owing on this Note may be recovered in a separate action, or may be recovered in a single action. Holder, or any person claiming by, through, or under Holder, shall have the absolute right to seek one or more money judgments in each such cause of action based on this Note.

             SECTION 21. PARTIES BOUND. The singular shall include the plural and vice versa. The obligations and liabilities hereunder are joint and several and shall be binding upon the heirs, successors, legal representatives, endorsers and assigns of the parties hereof.

             SECTION 22. HEADINGS. The underlined words appearing at the commencement of the paragraphs are included only as a guide to the contents thereof and are not to be considered as controlling, enlarging or restructuring the language or meaning of those paragraphs.

             SECTION 23. SET-OFF. In the event that Holder shall default in its obligations to make any payment of interest or principal due from time to time under the Rent Note, then, in addition to and without limitation or impairment of any rights, remedies or security that Borrower may otherwise have with respect to the Rent Note, Borrower shall be entitled to offset against its obligations under this Note all amounts then due and payable by Holder as maker under the Rent Note.

             SECTION 24. NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In particular, in the event Borrower fails to deliver to Holder the shares of Purchaser's Common Stock that may be required to be so delivered pursuant to Sections 5(b) or 5(c) hereof, Holder shall be entitled to any and all remedies available hereunder, in law and/or in equity with respect to such failure and shall not be limited to collection of the Principal Sum and accrued interest thereon.

                                      * * *

                            [SIGNATURES ON NEXT PAGE]

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             SIGNED AND DELIVERED by Borrower on the date first hereinabove written.


                                        CORNERSTONE PROPERTIES INC.



                                        By:_____________________________
                                             Scott M. Dalrymple
                                             Vice President




                                        By:_____________________________
                                             Kevin P. Mahoney
                                             Vice President